                      Effective as of July 8, 2016

STERLING CAPITAL FUNDS

Re: Amended and Restated Transfer Agency and Blue Sky Services Fees

Dear Sir/Madam:

This amended and restated letter, effective as of July 8, 2016, constitutes our agreement with respect to compensation to be paid to BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) under the terms of a Transfer Agency and Blue Sky Services Agreement dated December 18, 2006 between Sterling Capital Funds (the “Trust”) and BNY Mellon (the “Agreement”) as may be amended from time to time for services provided on behalf of the Trust’s investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (the “Portfolios”). Pursuant to Paragraph 11 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Trust will pay BNY Mellon an annual transfer agency services fee to be calculated daily and paid monthly as set forth below. This fee letter supersedes all previous fee letters with respect to the fees set forth herein.

A.	Transfer Agency and Blue Sky Services

1)	Account Fee:

The minimum monthly complex account fee is $65,000 per month. The following account fees are calculated monthly, but charged only to the extent the aggregate of such account fees exceed the minimum monthly complex account fee. The minimum monthly complex fee is exclusive of IRA custodian fees, compliance fees, blue sky fees, voice response fees, internet account services fees, AdvisorCentral fees, data delivery fees, document solutions fees, and out-of-pocket expenses.

Active Direct Accounts

First 50,000 accounts	$15.00 per account, per annum
Next 50,000 accounts	$12.50 per account, per annum
Greater than 100,000 accounts	$10.00 per account, per annum

Active NSCC Level III

First 50,000 accounts	$ 9.00 per account, per annum
Next 50,000 accounts	$ 8.00 per account, per annum
Greater than 100,000 accounts	$ 7.00 per account, per annum

Inactive account*	$ 3.60 per account, per annum

Fees shall be calculated and paid monthly based on one-twelfth (1/12th) of the annual fee. An inactive account is defined as having a zero balance with no dividend payable. Inactive accounts are generally purged on a quarterly basis, however, data is kept online for at least eighteen (18) months for year-end tax reporting.

2)	IRA Custodian Fee:

Active IRA Accounts	$15.00 per social security number, per annum*

* May be paid by shareholder

3)	Blue Sky Fees:

$65.00 per permit

4)	Transaction Charges:

Purchase/redemption/transfer/maintenance	Included in per account fee
Customer service/broker phone calls	Included in per account fee
New Account Opening - Manual	Included in per account fee
New Account Opening – Electronic	Included in per account fee
12b-1 Calculation:	Included in per account fee

5)	BNY Mellon FundSERV/Networking Fees:

Transaction fees:

NSCC FundSERV	Included in per account fee
Commission Settlement:	Included in per account fee
ACATS:	Included in per account fee
Networking	Included in per account fee

6)	Compliance Fees:

The compliance fee will be 5% of the total account fees described in Section A.1 above.

Services to be provided include Anti-money Laundering, Customer Identification Program, 38a-1 Report, SSAE 16 Report, Massachusetts Information Security Program, Red Flags, 22c-2 Support Services (remote), Escheatment Services, and Cost Basis Accounting.

7)	Voice Response Fees:

Monthly maintenance fee	$1,000.00
Per minute fee	$ .23
Per call fee	$ .10

B.	Ancillary Services

1)	Data Repository and Analytics Suite Access Fees:

Included in per account fee

2)	Internet Account Services Fees:

Inquiry/Transaction/Maintenance/Other Fees:
Account Inquiry	$0.10 per occurrence
Account Transaction	$0.50 per occurrence
Account Maintenance	$1.00 per occurrence
Self Registration	Included in Annual Fee
E-Delivery	Included in Annual Fee
New Account Setup	$1.50 per occurrence

Annual Fee*:

Number of Direct Accounts*	Annual Fee

Less than 20,000 Accounts	$10,500
Between 20,001 and 50,000 Accounts	$14,000
Between 50,001 and 100,000 Accounts	$17,500
Between 100,001 and 500,000 Accounts	$21,000
Between 500,001 and 1,000,000 Accounts	$28,000
Over 1,000,000 Accounts	$35,000

Monthly Minimum*:

Number of Direct Accounts*	Inquiry Min.	Transaction Min.
Less than 20,000 Accounts	$1,200	$120
Between 20,001 and 50,000 Accounts	$1,600	$160
Between 50,001 and 100,000 Accounts	$2,000	$200
Between 100,001 and 500,000 Accounts	$2,600	$260
Between 500,001 and 1,000,000 Accounts	$3,200	$320
Over 1,000,000 Accounts	$4,000	$400

Volume Discounts:

Inquiry Thresholds	Fee Per Inquiry
Less than 100,000 Inquiries	$0.10
Between 100,000 and 200,000 Inquiries	$0.08
Between 200,001 and 300,000 Inquiries	$0.05
Over 300,000 Inquiries	$0.03

Customization Rate:	$250.00 per hour

*Annual Fees and Monthly Minimums are based on total open and closed accounts. The total accounts will be counted at implementation and then at each subsequent anniversary date from the date of implementation. Annual Fees and Monthly Minimums will be adjusted accordingly.

3)	Customer Management Suite Fees:

One seat	$4,800.00 per seat, per annum

4)	Data delivery fees

Data delivery, our electronic data transfer tool, enables fund companies to provide financial professionals instant access to the most current mutual fund and client account information.

Monthly maintenance fee

Includes client and broker/dealer access to data delivery support group	$ 1,000.00

Data delivery base transmission fee/record

Price records	$ .015
Other records	$ .030
(security, distribution, account master,
transaction, position)

Data delivery direct/interactive/trust/401(k)/customer management suite/ICI/management company level fee/record

Price records	$ .01
Other records	$ .01
(security, distribution, account master,
transaction, position)
Enhancement fee	$ 175.00 per hour

5)	AdvisorCentral® fees

AdvisorCentral provides back-office and home office users the ability to perform daily operational tasks.

Fees are tracked and billed monthly.

Annual base fee model	$ 25,000.00

Click fees:

Click type	Fee per click or transaction
Inquiry	$ .10
Electronic statement (click charge only)	$ .10
Purchases, redemptions, and exchanges into existing accounts	$ .50
Account maintenance (address updates, etc.)	$ .50
eDelivery (download only)	$ .50

Statement click charges are for click-through only. Management companies may also incur a charge directly from their electronic statement and/or transfer agency provider. AdvisorCentral does not currently offer electronic statements that combine information across transfer agency platforms.

Customization fee	$ 150.00 per hour

6)	Document Solutions:

Print/Mail Fees

Output development

•	Implementation start-up fee	$5,000 - $10,000
•	Systems development/programming fee	$150.00/hr
•	Systems Testing	$110.00/hr

	Printing/Processing

•	Per Confirm/Statement/Image Printing	$0.07
•	Per image BW duplex (cut sheet)	$0.14
•	Per image BW simplex (continuous)	$0.06
•	Per image BW duplex (continuous)	$0.12
•	Per check	$0.10
•	Dealer commission check/12b-1 check	$0.78 Per image highlight color simplex (cut sheet)
		$0.09
•	Per image highlight color duplex (cut sheet)	$0.16
•	Per image full color	$0.10

Inserting (daily minimums may apply)

•	Per page machine (includes BRE or CRE)	$42.00/k ($50.00 min per day)
•	Per page custom (includes BRE or CRE)	$78.00/k ($50.00 min per day)
•	Per checks machine	$52.00/k ($75.00 min per day)
•	Per checks custom	$91.00/k ($75.00 min per day)
•	Additional machine	$0.01
•	Additional custom	$0.07
•	Intelligent machine (selective)	$58.00/k
•	Intelligent custom (selective)	$125.00/k

Shipping/inventory

•	Non-USPS package fee	$4.50++/plus actual package cost
•	USPS overnights	$15.95++
•	Inventory receipts	$20.00/S.K.U.
•	Inventory storage	$25.00/skid location
•	Inventory dump/destruct charge	$20.00/S.K.U.
•	Courier charge	$50.00++
•	Shipping boxes	$0.95++
•	Oversized envelopes	$0.47++
•	Shipping labels	$0.20++
•	White paper	$0.01++

++Prices subject to change due to manufacturer or service provider increases. These charges are actual pass-through expenses with no BNY Mellon mark-up.

Postage and miscellaneous fees

•	Manual pulls	$2.50
•	Special projects hourly work	$24.00/hr
•	Per piece mail preparation/presort fee	$0.035
•	Work order administrative fee	$15.00/workorder or flat fee/month

Special mailing

•	Work Order Administration Fee	$15.00 each
•	Setup fee	$135.00
•	Ad hoc programming	$100.00/hr
•	Creation of zip disk	$135.00
•	ZIP+4 data enhancement	$10.00/k
•	Householding	$6.00/k
•	Data manipulation (Ace, de-duping, merge/purge)	$80.00/hr
•	Create mailing list	$0.40 ($75.00 min)
•	Simplex print (misc. tax/compliance)	$0.08
•	Duplex print (misc. tax/compliance)	$0.11
•	Machine insert (misc. tax/compliance)	$56.00/k ($75.00 min)
•	Custom insert (misc. tax/compliance)	$65.00/k ($75.00 min)
•	Admark & machine insert 1 piece #10 or 6x9	$62.00/k ($125.00 min)
•	Additional machine insert #10	$2.50/k
•	Admark & machine insert 1 piece 9x12	$125.00/k ($125.00 min)
•	Additional machine insert 9x12	$5.00/k
•	Admark only #10, 6x9 or 9x12	$38.00/k ($75.00 min)
•	Admark & custom insert 1 piece #10, 6x9 or 9 x 12	$0.08 Custom sort $25.00/k
•	Print & affix pressure sensitive labels (custom insert 1 piece)	$0.32 ($75.00 min)
•	Print labels only	$0.10
•	Affix labels only	$0.10
•	Additional machine inserts	$0.01
•	Additional custom inserts	$0.08
•	Legal drop per mailing	$150.00
•	Copy of 3602 or 3606 per mailing	$3.00

•	Tabbing
	- 1 tab	$8.00/k
	- 2 tabs	$12.00/k
•	Create & affix labels to self mailer	$0.20 ($75.00 min)
•	Machine folding	$18.00/k
•	Custom folding	$0.12
•	Cutting	$10.00/k

Year-end tax form output processing (TRC product)

•	Print & process	$0.42
•	Minimum processing	$75.00/job
•	Affidavit charge	$3.50
•	Duplicate tax forms	$0.50
•	Intelligent inserting (selective)	$0.045

Digital services

•	Alchemy Annual user license (concurrent seats)	$35,000.00
•	Create original PDF images – annually up to 1 million images	$0.05/image
	1 million - 2 million images	$0.04/image
	2 million+ images	$0.03/image
•	HTML/XML (AOS Reports)	$0.06/image
•	PDFs from line data	$0.025/image
•	Web maintenance and PDF server storage for Internet presentment	$0.01/page
•	Original CD-ROM charges	$175.00
•	Duplicate CD-ROM charges	$50.00
•	Email notification implementation	$10,000.00
•	Consent for suppression setup fee (one time)	$7,500.00
•	Email notification	$0.15/email
•	Scheduled event fee	$250.00/event plus $0.15/email
•	Non-scheduled event fee	$250.00/event plus $0.15/email
•	Rejected email	$5.00 per email

Note: Any portal clicks/view charges apply based on existing Internet account management/AdvisorCentral contracts.

C.	Miscellaneous Charges

Miscellaneous charges include, but are not limited to, charges for the following products and services as applicable: ad hoc reports, banking services, digital archival, digital recording, training, custom development/programming, pre-printed stock, deconversion expenses, research requests, overnight package administration, microfiche/microfilm production, etc.

D.	Out-of-Pocket Charges and Other Expenses

Out-of-pocket charges and other expenses include but are not limited to telephone lines, postage, overnight delivery, hardware/phone lines for transmissions, wire fees/ACH charges, record retention and retrieval, travel expenses and any other expenses incurred at the direction of the Trust.

E.	Shareholder Expenses Billed as incurred

Shareholder expenses (which may be incurred by the Fund) include but are not limited to, request for account transcripts, overnight delivery as requested by the shareholder, wire fee for disbursement if requested by the shareholder and all other miscellaneous fees incurred on behalf of the Trust.

F.	Miscellaneous.

Any fee, out-of-pocket expenses or shareholder expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by BNY Mellon.

The fee for the period from the date hereof until the end of the year shall be prorated according to the proportion which such period bears to the full annual period.

If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

Very truly yours,

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Wayne D. Weaver

Name:	Wayne D. Weaver

Title:	Managing Director

Agreed and Accepted:

STERLING CAPITAL FUNDS

By:	/s/ Todd M. Miller

Name:	Todd M. Miller

Title:	Treasurer and Secretary

EXHIBIT A

THIS EXHIBIT A, dated as of July 8, 2016 is Exhibit A to that certain Transfer Agency Services Fee Letter dated as of July 8, 2016 between Sterling Capital Funds and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

Sterling Capital Behavioral Large Cap Value Equity

Sterling Capital Behavioral Small Cap Value Equity

Sterling Capital Behavioral International Equity Fund

Sterling Capital Mid Value Fund

Sterling Capital Short Duration Bond Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Diversified Income Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Deposit Account

Sterling Capital Ultra Short Bond Fund

Sterling Capital Long Short Equity Fund

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Stratton Real Estate Fund

Stratton Mid Cap Value Fund

Stratton Small Cap Value Fund